                                                                    EXHIBIT (Z)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1999-4 Monthly Statement
                     Class A Certificate CUSIP #25466KCJ6
                     Class B Certificate CUSIP #25466KCK3

Distribution Date: June 15, 1999               Month Ending:  May 31, 1999

Pursuant to the Series Supplement dated as of April 27, 1999 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.     Payments for the benefit of investors in Series 1999-4 on this
       Distribution Date (per $1000 of Class Initial Investor Interest)
       ----------------------------------------------------------------
       Series  1999-4                                   Total       Interest     Principal
           Class A      30 days at 5.650000000%     $4.708333333  $4.708333333  $0.000000000

           Class B      30 days at 5.850000000%     $4.875000000  $4.875000000  $0.000000000

2.   Principal Receivables at the end of May, 1999
     ---------------------------------------------
 (a) Aggregate Investor Interest                             $20,591,415,676.00

     Seller Interest                                          $5,635,105,281.39

     Total Master Trust                                      $26,226,520,957.39

 (b) Group One Investor Interest                             $18,041,415,676.00

 (c) Group Two Investor Interest                              $2,550,000,000.00

 (d) Series 1999-4 Investor Interest                            $894,737,000.00

 (e) Class A Investor Interest                                  $850,000,000.00

     Class B Investor Interest                                   $44,737,000.00

3.   Allocation of Receivables Collected During May, 1999
     ----------------------------------------------------
                                                 Finance Charge               Principal         Yield Collections /
                                                  Collections                Collections         Additional Funds
 (a) Allocation of Collections between
     Investors and Seller
     Aggregate Investor Allocation.                $342,166,224.27       $3,005,773,816.62                 $0.00

     Seller Allocation:                             $93,439,080.24         $820,819,592.68                 $0.00

 (b) Group One Allocation                          $299,861,543.92       $2,634,146,544.48                 $0.00

 (c) Group Two Allocation                           $42,304,680.35         $371,627,272.14                 $0.00

 (d) Series 1999-4 Allocations                      $14,843,686.36         $130,394,997.02                 $0.00

 (e) Class A Allocations                            $14,101,414.92         $123,874,481.85                 $0.00

     Class B Allocations                               $742,271.44           $6,520,515.17                 $0.00


       (f)    Principal Collections as a monthly percentage of Master Trust
              Receivables at the beginning of May, 1999                                 14.34%

       (g)    Finance Charge Collections as a monthly percentage of Master Trust
              Receivables at the beginning of May, 1999                                  1.63%

       (h)    Total Collections as a monthly percentage of Master Trust
              Receivables at the beginning of May, 1999                                 15.98%

4.     Information Concerning the Series Principal Funding Accounts ("SPFA")
       ---------------------------------------------------------------------
                             Deposits into the        Deficit Amount
                              SPFAs on this              on this              SPFA        Investment
                             Distribution Date        Distribution Date      Balance        Income
       Series 1999-4                   $0.00                    0.00            $0.00          $0.00

5.     Information Concerning Amount of Controlled Liquidation Payments
       ----------------------------------------------------------------
                                                                                    Total Payments
                              Amount Paid on this          Deficit Amount             through this
                               Distribution Date       on this Distribution Date    Distribution Date
       Series 1999-4                       $0.00                       $0.00                    $0.00

6.     Information Concerning the Series Interest Funding Accounts ("SIFA")
       --------------------------------------------------------------------
                                                       Deposits into the SIFA
                                                       on this Distribution Date        SIFA Balance
       Series 1999-4                                          $4,220,176.21                 $6,752,281.94

7.     Pool Factors for May, 1999
       --------------------------
          Class A                                                                          1.00000000

          Class B                                                                          1.00000000

8.     Investor Charged-Off Amount
       ---------------------------
                                                                                           Cumulative Investor
                                                              This Distribution Date        Charged-Off Amount
       (a)    Group One                                             $120,860,769.03                       $0.00

       (b)    Group Two                                              $17,051,123.43                       $0.00

       (c)    Series 1999-4                                           $5,982,825.69                       $0.00

       (d)    Class A                                                 $5,683,649.29                       $0.00

              Class B                                                   $299,176.40                       $0.00

       (e)    As an annualized percentage of
              Principal Receivables at the
              beginning of May, 1999                                           8.02%                        N/A

9.     Investor Losses on this Distribution Date
       -----------------------------------------
                                                                                                Per $1,000 of original
                                                                               Total              invested Principal
       (a)    Group One                                                           $0.00                 $0.00

       (b)    Group Two                                                           $0.00                 $0.00

       (c)    Series 1999-4                                                       $0.00                 $0.00

       (d)    Class A                                                             $0.00                 $0.00

              Class B                                                             $0.00                 $0.00

10.    Reimbursement of Investor Losses on this Distribution Date
       ----------------------------------------------------------
                                                                                                  Per $1,000 of original
                                                                               Total              invested Principal
       (a)    Group One                                                           $0.00                 $0.00

       (b)    Group Two                                                           $0.00                 $0.00

       (c)    Series 1999-4                                                       $0.00                 $0.00

       (d)    Class A                                                             $0.00                 $0.00

              Class B                                                             $0.00                 $0.00

11.    Aggregate Amount of Unreimbursed Investor Losses
       ------------------------------------------------
                                                                                             Per $1,000 of original
                                                                            Total              invested Principal
       (a)    Group One                                                           $0.00                 $0.00

       (b)    Group Two                                                           $0.00                 $0.00

       (c)    Series 1999-4                                                       $0.00                 $0.00

       (d)    Class A                                                             $0.00                 $0.00

              Class B                                                             $0.00                 $0.00

12.    Investor Monthly Servicing Fee payable on this Distribution Date
       ----------------------------------------------------------------
       (a)    Group One                                                                          $30,124,582.78

       (b)    Group Two                                                                           $4,250,000.00

       (c)    Series 1999-4                                                                       $1,491,228,34

       (d)    Class A                                                                             $1,416,666,67

              Class B                                                                                $74,561.67

13.    Class Available Subordinated Amount at the end of the Distribution Date
       -----------------------------------------------------------------------
                                                                           As a percentage of
                                                   Total                Class A Invested Amount
       Series 1999-4 Class B                      $76,052,645.00                 8.9474%

14.    Total Available Credit Enhancement Amounts
       ------------------------------------------
                                                         Shared Amount                  Class B Amount
       (a)    Maximum Amount                                      $0.00                   $35,789,480.00

       (b)    Available Amount                                    $0.00                   $35,789,480.00

       (c)    Amount of Drawings on Credit Enhancement
                on this Distribution Date                         $0.00                            $0.00

       (d)    Credit Enhancement Fee on this
                Distribution Date                                                             $15,965.98

15.    Delinquency Summary
       -------------------
       Master Trust Receivables Outstanding at the end of May, 1999                   $26,621,602,707.65

                              Delinquent Amount      Percentage of Ending
          Payment Status      Ending Balance         Receivables Outstanding
          30-59 days              $625,006,193.74              2.35%

          60-179 days           $1,075,341,066.88              4.04%

16.    Excess Spread Percentages on this Distribution Date (1)
       -------------------------------------------------------
       (a)    Group One (2)                                    4.56%

       (b)    Group Two (2)                                    4.69%

       (c)    Series 1999-4 (3)                                4.20%

17.    Net Charge-Offs on this Distribution Date (4)
       ---------------------------------------------
       Charge-offs net of recoveries as an annualized percentage of
       Principal Receivables at the beginning of May, 1999              7.25%

                                                 U.S. BANK NATIONAL ASSOCIATION
                                                 as Trustee

                                              BY:
                                                  ------------------------------
                                                        Vice President

      -------------------------------------------------

(1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of
       (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)),
       (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1999-4 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

       The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of April 27, 1999 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1999-4 Master Trust Certificates for the Distribution Date occurring on June 15, 1999:

1.     Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.     The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.     The aggregate amount of Collections processed during May, 1999 is equal
       to                                                                               $4,262,198,713.86

4.     The aggregate amount of Class A Principal Collections processed during
       May, 1999 is equal to                                                              $123,874,481.85

5.     The aggregate amount of Class A Finance Charge Collections processed
       during May, 1999 is equal to                                                        $14,101,414.92

6a.    The aggregate amount of Class A Principal Collections recharacterized as
       Series Yield Collections during May, 1999 is equal to                                        $0.00

6b.    The aggregate amount of Class A Additional Funds for this Distribution
       date is equal to                                                                             $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

       (a)    with respect to the Class A Required Amount Shortfall is equal to                     $0.00

       (b)    with respect to the Class A Cumulative Investor Charged-Off                           $0.00
              Amount is equal to

       (c)    with respect to the Class A Investor Interest is equal to                             $0.00

8.     The sum of all amounts payable to the Class A Certificateholders on the
       current Distribution Date is equal to                                                        $0.00


9.     The aggregate amount of Class B Principal Collections processed during
       May, 1999 is equal to                                                                $6,520,515.17

10.    The aggregate amount of Class B Finance Charge Collections processed
       during May, 1999 is equal to                                                           $742,271.44

11a.   The aggregate amount of Class B Principal Collections recharacterized as
       Series Yield Collections during May, 1999 is equal to                                        $0.00

11b.   The aggregate amount of Class B Additional Funds for this Distribution
       date is equal to                                                                             $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

       (a)    with respect to the Class B Required Amount Shortfall is equal to                     $0.00

       (b)    with respect to the Class B Cumulative Investor Charged-Off                           $0.00
              Amount is equal to

       (c)    with respect to the Class B Investor Interest is equal to                             $0.00

13.    The sum of all amounts payable to the Class B Certificateholders on the
       current Distribution Date is equal to                                                        $0.00

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

       IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of June, 1999.

                                      GREENWOOD TRUST COMPANY
                                           as Master Servicer

                                      By:_________________________
                                      Vice President, Chief Accounting Officer,
                                      and Treasurer